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                                    DEBENTURE

            Made and entered into on the 14th day of July 1998 at Tel Aviv

WHEREAS The undersigned ARWOLL HOLDINGS LTD., 51-260178-2 (hereinafter - the Pledgor)

Whose address is: c/o Ecker and Volovelsky, Advocates, 30 Ahad Haam Street, Tel
            Aviv 65151

has received and is due from time to time to receive from Bank Hapoalim B.M. (hereinafter - the Bank), credit facilities, documentary credit, various loans, overdrafts on current account, on revolving debitory account or on another account, letters of indemnity and any guarantees for the Pledgor or for others, at the Pledgor's request, the discounting of bills, the giving of extensions of time and various banking facilities and other various banking services (hereinafter, collectively and individually - Banking Services), on conditions as have been agreed and/or will be agreed from time to time in relation to each such Banking Service;

NOW THEREFORE it is agreed that the Pledgor will secure the repayment of various amounts of money which the Pledgor owes and/or will owe to the Bank in connection with the providing of Banking Services and/or in connection with other obligations which are not banking and/or other services, all in accordance with the conditions set forth below.

Nature and substance of the Debenture

1. This Debenture is being executed as security for the full and punctual payment of all the amounts which are due and which may be due to the Bank from the Pledgor in connection with the providing of Banking Services to the Pledgor by the Bank and/or in connection with other obligations which are not Banking Services or in any other manner, whether due from the Pledgor alone or jointly with others, and whether the Pledgor has given an undertaking for them or may in the future give an undertaking for them, as debtor and/or as a guarantor and/or as an endorser or otherwise, which are due and/or may in the future be due, that are due and payable prior to the realisation of the collateral to which this Debenture applies or subsequent thereto, owing absolutely or conditionally, owing directly or indirectly, without limitation of amount, plus interest, commissions, expenses of various types, including expenses for realisation, attorneys' fees, insurance fees, stamp duty and other payments in accordance with this Debenture, and together with linkage differentials of any type, which are due or may be due form the Pledgor to the Bank in any manner or way, in respect of linked principal and linked interest and in respect of any other linked amount (all the aforesaid amounts will henceforth be referred to, collectively and individually, as - the Secured Amounts).


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Pledge and fixed charge

2. As security for the full and punctual discharge of all the Secured Amounts, the Pledgor hereby charges and pledges in favour of the Bank and its successors-in-title, by way of a first fixed charge and by way of pledge, the properties and the income from the properties and the fruits thereof as more fully described in the schedule attached hereto, marked with the letter "A" and forming an integral part of this Debenture, as well as the Pledgor's uncalled share capital and/or its share capital that has been called but not yet paid up, and its goodwill, as same exists at present and as same may exist at any time (hereinafter, collectively and individually the - Assets Charged).

3. As additional collateral security for the full and precise liquidation of all the Amounts Secured, the Pledgor hereby pledges and encumbers in favour of the Bank all those securities, documents and bills of exchange of others, which the Pledgor has delivered or may from time to time deliver to the Bank, whether for collection, safe-keeping or otherwise (hereinafter:
     "the Encumbered Documents"), and upon delivery thereof they will be and will be deemed to be pledged and encumbered to the Bank as a first-ranking pledge and fixed charge in accordance with the terms and conditions of this Debenture, and the provisions hereof shall apply, mutatis mutandis, to the encumbrance and pledge thereof. The Bank will be exempt from taking any action in connection with the Encumbered Documents and will not be responsible for any damage which may be caused in connection therewith, and the Pledgor undertakes to indemnify the Bank in any event that the Bank should be sued by others in respect of such damage. The Pledgor hereby waives in advance any claims of prescription in relation to the Encumbered Documents.

4. The Assets Charged and the Encumbered Documents will henceforth be referred to as - the Property Charged.

     The pledge and the charge created pursuant to this Debenture shall apply to any right to compensation or indemnity the Pledgor may have by virtue of a loss of the Property Charged, damage thereto or the expropriation thereof

Representations by the Pledgor

5.   The Pledgor hereby represents as follows:

     a. The Property Charged is not encumbered, pledged or attached in favour of others;

     b. The Property Charged, in its entirety, is in the sole ownership and possession of the Pledgor or in the possession and/or under control of the Bank;



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     c.   That there is no restriction or condition at law or by agreement which applies to the transfer of the Property Charged or to the encumbrance thereof;

     d.   That it is entitled to encumber the Property Charged;

     e. That no assignment of rights or any other action has been effected which derogates from the value of the Property Charged.

Undertakings by the Pledgor

6.   The Pledgor hereby undertakes as follows:

     a. To hold the Property Charged solely in accordance with the Bank's instructions;

     b. To use and deal with the Property Charged with the utmost care and to notify the Bank with regard to any case of breakdown, damage, defect or fault which may occur therein, and to repair any breakdown, damage, defect or fault which may come about in the Property Charged as a result of use, or for any reason, and to be responsible to the Bank for every case of breakdown, damage, defect or fault as aforesaid;

     c. To allow the Bank's representative to inspect and examine the condition of the Property Charged, at any time, at the place at which it is kept;

     d. On the Bank's first demand, to deliver the Assets Charged and/or the Encumbered Documents to the Bank or to a bailee on its behalf. Should the Pledgor refuse to comply with the provisions of this sub-clause, the Bank may, without the necessity for the Pledgor's consent, remove the Assets Charged and/or the Encumbered Documents from the possession of the Pledgor and may keep same in its possession or deliver same to a trustee on its behalf, at the Pledgor's expense. Should the Assets Charged and/or the Encumbered Documents be delivered to such bailee, the Bank will be released and exempted from any damage which may be caused, for any reason, to the Assets Charged and/or to the Encumbered Documents;

     e. Not to sell, transfer, lease under leasehold, and not to let or to dispose of the Assets Charged and the Encumbered Documents, or any part thereof, and not to allow another to make use thereof in any manner, and not allow another to perform any of the aforesaid actions, except with the Bank's prior written consent thereto;

     f. Not to sell, transfer, lease under leasehold, let, deliver, allow to be taken out of its possession, and not to pardon or waiver, fully or partially, in respect of any asset, claim, right of the Pledgor which the Pledgor has, or may have, from time to time, unless what is involved is a transaction relating to assets which are not charged in favour of the Bank under a


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          fixed charge, and in the ordinary course of the Pledgor's business and against full consideration, except with the Bank's prior written consent.

     g. Promptly to notify the Bank with regard to any instance that an attachment is imposed on the Property Charged, and immediately to notify the party making the attachment of the encumbrance in favour of the Bank, and at its expense, to take all the steps, promptly and without delay, in order to have the attachment removed;

     h. Not to encumber and not to pledge the Property Charged in any manner whatsoever on a pari passu basis or having prior or later rights than the rights of the Bank, and not to assign any right the Pledgor may have in the Property Charged, except after receiving the Bank's prior written consent;

     i. To be responsible to the Bank for any defect in the Pledgor's right of title in acid to the Property Charged and the authenticity, validity, and correctness of all the signatures, endorsements and details of the bills of exchange, documents and securities which have been delivered or may be delivered to the Bank as collateral;

     j. To make payment on due date according to any law of all the taxes and compulsory payments imposed on the Property Charged and/or on the income deriving therefrom, and to deliver to the Bank, on its demand, all the receipts in respect of such payments. Should the Pledgor fail to pay the aforesaid payments on due date, the Bank will be entitled to make payment thereof on the Pledgor's behalf and to debit the Pledgor with the payment thereof, together with expenses and interest at the maximum rate. Such payments are secured by this Debenture;

     k. To maintain proper books of account and to allow the Bank or a representative on its behalf to examine the books at any time. The Pledgor undertakes to assist the Bank, or its representatives, and to deliver to them, on their first demand, any balance sheet, financial statement, books of account, ledger card or ledger, tape, books, vouchers and other documents, and any information which may be required by them, including explanations with regard to the financial and operating condition of the Pledgor and/or its business;

     l. Not to make loans to the Pledgor's shareholders and not to repay existing or future loans to shareholders of the Pledgor in any year, until such time as the Pledgor has paid die Bank the payments due from it to the Bank in respect of the Amounts Secured in that year, or prior thereto, except with the Bank's prior written consent. The Pledgor undertakes to cause a situation that its shareholders will undertake to the Bank not to demand or to claim the repayment of such loans;



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     m.   That no change will take place in the structure relating to the
          Pledgor or any change in control of the Pledgor, except with the Bank's prior written consent;

     n. Not to take any steps in relation to the Amounts Secured which would be likely to have an adverse effect on the Bank's ability to realise this Debenture.

7.   The Pledgor undertakes to notify the Bank immediately:

     a. About every case of any right being claimed in and to collateral in favour of the Bank to which this Debenture applies and/or any Execution Office proceedings or other steps for realisation of such collateral;

     b.   With regard to any of the acts mentioned in Clause 17 below;

     c. With regard to a diminution in the value of any collateral which has been given and/or may in the future be given by it;

     d. About any application which may be filed for the winding-up of the Pledgor's business or for a receivership over its assets, and also any resolution relating to a change in the structure of the Pledgor or any intention to do so;

     e.   Of a change of address.

Insurance

8. The Pledgor hereby undertakes to keep the Property Charged insured at all times at the full value thereof, against the usual risks which the Bank will designate from time to time, with insurance companies and according to conditions to which the Bank will agree, and to transfer to the Bank, within the limits of the Amounts Secured, the rights deriving from the insurance certificates according to a text which the Bank will approve, and to pay all the insurance fees on due date and to deliver to the Bank all the insurance certificates and the receipts in respect of the payment of the insurance fees.

9. Without prejudice to the foregoing, and in addition thereto, the Pledgor hereby undertakes to give the insurance company with which the Property Charged has been insured, the following instructions:

     a. The irrevocable nomination of the Bank as a beneficiary under the contract of insurance (the insurance policy) and an instruction to include the Bank in the body of the insurance contract, without the Bank being liable for payment of any premiums.

     b. Payment of insurance compensation directly to the Bank for the Property Charged at any time the insurance company is liable for payment of such


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          compensation in accordance with the insurance contract, or pursuant to any law.

     c. Delivery of a copy of the contract of insurance to the Bank after the Bank has been included therein as a beneficiary as aforesaid.

     All the foregoing shall be without the necessity for any additional consent on the part of the Pledgor or on the part of persons acting on its behalf and/or its successors-in-title.

     The Pledgor further undertakes to furnish the Bank with confirmation from the insurance company and an undertaking from the insurance company not to set off anything against the insurance compensation payable to the Bank in respect of the Property Charged, apart from the balance of the unpaid insurance premium in respect of the insurance of the Property Charged for the current year of insurance only, and if the insurance policy also applies to other property, in addition to the Property Charged, the confirmation shall include the insurance company's agreement to attribute the premium payments received in connection with this insurance first to the insurance premium due in respect of the insurance of the Property Charged, and to actin accordance with the above instructions and to notify the Bank in every case of a cancellation or lapse of the insurance contract, at least 30 (thirty) days prior to such cancellation or lapsing - all notwithstanding any other provision in the Insurance Contract Law, 5741-1981, and on the basis that such notification shall constitute a condition precedent to the cancellation of the insurance contract or the lapsing thereof.

10. In each of the cases enumerated below, the Bank may, in its sole discretion, insure file Property Charged in the name of the Bank and debit the Pledgor with the expenses and the insurance fees:

     a. If the Property Charged has not been insured by the Pledgor to the satisfaction of the Bank;

     b. If the Pledgor has not furnished the Bank, within 10 days from the date of signing of this Debenture, with insurance certificate in respect of the Property Charged, according to the conditions and for a period as is to the sole satisfaction of the Bank;

     c. If 30 days prior to the termination of validity of the insurance of the Property Charged, the Pledgor fails to deliver to the Bank insurance certificates in respect of the Property Charged under the conditions and for a period to the sole satisfaction of the Bank;

     In the event that the insurance is effected by the Bank as aforesaid, the Bank will not be liable for any defect or fault which may be discovered in connection with the insurance. Amounts which are paid as expenses and insurance fees as aforesaid are secured by this Debenture.


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11.  In connection with the insurance of the Property Charged, the Pledgor hereby appoints the Bank as its sole representative and confers on the Bank exclusive rights to conduct on behalf of the Pledgor negotiations, to institute claims, to agree to arrangements, to compromise, renounce, to receive money from the insurance companies and to apply same to the liquidation and discharge the Amounts Secured. The aforesaid power of attorney is irrevocable by virtue of the fact that be rights of me Bank and the rights of a third party are dependent thereon. The Pledgor will have no claims or allegations with respect to arrangements, waivers and compromises the Bank may mace with the insurance companies.

12. All the Pledgor's rights deriving from the insurance of the Property Charged, including rights under the Property Tax and Compensation Pond Law, 5721-1961, as in force at any time, and according to any other law, whether or not same have been transferred to the Bank as aforesaid, are hereby encumbered in favour of the Bank by way of a first-ranking fixed charge and by pledge.

13. The Pledgor hereby undertakes that upon the Bank's first demand it will sign all the certificates and the documents required for implementation of its obligations pursuant to this chapter. The Pledgor further undertakes not to cancel or in any way to alter any condition or conditions of the aforesaid insurance, except with the Bank's prior written consent.

Interest

14.  a.   The Bank may calculate interest on the Amounts Secured at the rate which has been agreed or may be agreed from time to time between it and the Pledgor. In those cases where it has not been agreed on die rate of interest, the Bank shall be entitled to fix the interest at a rate which does not exceed the maximum rate of interest, and to give the Pledgor notice to that effect. The Pledgor will be debited in accordance with the aforesaid rate of interest and the Bank may add the amounts of interest to the principal at the end of each month or at the end of any other period, as the Bank may decide;

     b. In every case of a default in payment of the Amounts Secured, or part thereof, the Amounts Secured shall bear penalty interest at such rate as was agreed in the agreement for the providing of Banking Services. In the absence of a stipulation regarding penalty interest, the Amounts Secured will bear interest at the maximum rate;




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     c.   In every event which confers on the Bank the right to realise the collateral security pursuant to this Debenture, the Bank will be entitled to increase the rates of interest on the Amounts Secured up to the maximum rate of interest.

Due dates of payment

15. The Pledgor hereby undertakes to liquidate the Amounts Secured, or any part thereof, to the Bank, promptly and punctually on the due dates of payment thereof as have been fixed and as may be fixed from time to time.

16.  a.   The Bank shall be entitled not to accept early repayment of the
          Amounts Secured, or any part thereof, prior to due date for payment thereof having arrived, and the Pledgor will not be entitled to redeem the Property Charged, in whole or in part, by liquidating the Amounts Secured and/or any part thereof until the due date for the payment thereof has arrived.

          The Pledgor, or anyone whose right is likely to be prejudiced by the giving of this Debenture, or the realisation hereof, will not have a right under Section 13(b) of the Pledge Law, 5727-1967, or any legal provision which may come in its stead.

     b. Subject to the provisions of any law, if the Bank should agree to early repayment on account of the Amounts Secured (without it being obliged to do so), the Pledgor shall pay the early repayment commission of which the Bank will notify it.

17. Without prejudice to the generality of the provisions of this Debenture, the Bank will be entitled in each of the cases enumerated below, to make the Amounts Secured immediately due and payable and to debit the aforesaid amount to any account of the Pledgor at the Bank, and the Pledgor undertakes to pay all the Secured Amounts, and die Bank will be entitled to employ all means it may deem fit for the collection and recovery of the Amounts Secured and may realise the collateral in any manner the law may permit, at the Pledgor's expense:

     a. If the Pledgor breaches or fails to comply with any of the conditions of this Debenture, or if the Pledgor should breach other undertakings it has made or may make to the Bank, or if it should transpire that any of the Pledgor's declarations or representations in this Debenture, or any other statement or declaration which has been given or may be given to the Bank by the Pledgor in connection with the Amounts Secured, is incorrect or inaccurate;

     b. If the Pledgor should pass a resolution with regard to a change in the structure of the Pledgor, or any intention to make such change, whether as an absorbing company, a transferring company or a company that is splitting, or a resolution for voluntary winding-up, or if a liquidation order should be granted against it or a provisional liquidator or special manager


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          should be appointed for any of them, or if the name of the Pledgor is expunged from any register maintained according to law, or is about to be expunged;

     c. If a receiver is appointed or a receivership order or an order for the receivership of the Property Charged, or portion thereof, is granted;

     d. If an attachment is imposed or similar Execution Office proceeding is taken in respect of portion of the Pledgor's property, ox against any of the collateral security that has been delivered by the Pledgor;

     e. If it should appear to the Bank, in its sole discretion, that a change has taken place in the ownership or in the control of the Pledgor as compared with the situation on the date of signing of this Debenture;

     f.   If the Pledgor has ceased to pay its debts or to conduct its business;

     g. If the work or a substantial portion thereof at the Pledgor has been stopped for a period of two months or more;

     h. If it should appear to the Bank, in its sole discretion, that an event has occurred which is likely to have an adverse effect on the Pledgor's financial capability;

     i. If the Pledgor should default in the payment of any amount forming part of the Amounts Secured for more than 7 days;

     j. If the Property Charged or any portion thereof should be destroyed, burned, lost or if it should lose its value;

     k. If the number of holders of the shares of the Pledgor and/or the number of members who constitute the Pledgor should fall below the minimum number required according to law;

     l. In the case of the death, legal incapacitation, bankruptcy, liquidation, arrest of the Pledgor, or in the case of the Pledgor leaving the country, or in the case of death, legal incapacitation, bankruptcy, liquidation, arrest of any party to the bills of exchange, documents and securities which have been delivered or may be delivered to the Bank as collateral, or such third party leaving the country or otherwise breaching obligations;

     m. If, in the Bank's discretion and according to its sole assessment, there has been a deterioration in the value of the collateral given as security for payment of the Amounts Secured, or the ability of the guarantors to make payment for the Pledgor, including the death of the guarantor, his bankruptcy, or his leaving the country;


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     n.   If the Pledgor is called upon to make early repayment of debts which the Pledgor owes to other creditors;

     o. If one of the events mentioned in this clause should occur, mutatis mutandis, in respect of any guarantor for the payment and discharge of the Amounts Secured;

     p. If the Pledgor should breach its obligation to furnish the Bank with balance sheets, financial statements, books of account and other vouchers and authorities in connection with the state of its business.

The Bank's rights

18.  a.   The Bank lags rights of possession, lien, set-off and charge over all the amounts, assets and rights, including securities, coins, gold, bank notes, documents in respect of goods, insurance policies, bills of exchange, assignment of obligations, deposits, collateral and the proceeds thereof, which may be in the possession of the Bank or under its control at any time, to the credit of the Pledgor or for the Pledgor, including those which are delivered for collection, as security, in safe custody, or otherwise. The Bank may retain and withhold the aforesaid assets until the full discharge of the Amounts Secured, or may sell same and apply the proceeds, in whole or in part, to the discharge and liquidation of the Amounts Secured. In the event that the amounts which are set off are deposited in a currency in which the Amounts Secured are not denominated, the Pledgor hereby gives the Bark instructions in advance to sell the credit balance in the other currency, according to the rate to be fixed by the Bark, or which the Bank shall obtain in respect of such balance at such time, and to apply the proceeds of the sale, after deduction of the necessary expenses and commissions, against the Amounts Secured.

     b. Without derogating from the Bark's right of lien as referred to in Clause 18 (a) above, the Bank shall be entitled (but not obliged) at anytime:

          1) To set off any amount forming part of be Amounts Secured, which are owed by the Pledgor, against amounts which are due to the Pledgor from the Bark in any account in Israeli currency or in foreign currency, in any manner or on any grounds whatsoever, even before the due date for payment of the amounts which are due to tile Pledgor from the Bank as aforesaid, against which a set-off will be made, but in the case of a set-off which is made against savings scheme deposits, this shall not be before the date on which the Pledgor would have been entitled to demand early repayment of the deposit.

          2) To purchase for the Pledgor's account any amount in foreign currency which may be required for the liquidation and discharge


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               of any amount forming part of the Amounts Secured, or to sell any foreign currency which may stand to the credit of the Pledgor at the Bank, and to apply the proceeds of the sale to the liquidation and discharge of any amount forming part of the Amounts Secured.

          3) To debit any of the Pledgor's accounts with any amount forming part of the Amounts Secured. However, if the state of any such account does not allow for the debiting thereof by the Bank for purposes of the final discharge and settlement of any amount, the Bank will be entitled not to debit the account, and if it has done so, it will be entitled to cancel any such debit and to treat any amount the debit of which has been cancelled as an amount which was not paid on account of the Amounts Secured, and in accordance therewith to take any action it may deem fit in accordance with this Debenture.

          4) Under all circumstances the Bank shall be entitled to effect a set-off without any advance notice. However in the following cases, the Bank may effect a set-off upon giving advance notice to be given to the Pledgor 10 (ten) days before the date for effecting the set-off:

               (a) In the case of a set-off against amounts the due date for payment of which has not yet arrived.

               (b) In the case of a set-off against a fixed deposit, which would, had it not been for the set-off, have been extended or renewed automatically, in a manner whereby the Pledgor would have derived rights or benefits from it.

               (c) Notwithstanding the foregoing in this sub-paragraph 4)(a) above, if the postponement in effecting the set-off is likely to worsen the Bank's position or prejudice any of the Bank's rights, the set-off will be effected immediately. Likewise, in a case that notice has been sent to the Pledgor and in the course of ten days of the notice an attachment order, notice of a receivership order against the Pledgor should arrive, or similar event should occur, the set-off will be effected immediately.

     c. The Pledgor hereby declares that it is aware that in cases in which the Bank exercises rights of set-off as referred to above prior to the due date of any deposit belonging to the Pledgor, in whole or in part, there are likely to be changes to the Pledgor's detriment in relation to the Pledgor's rights in respect of or in connection with that deposit (such as with respect to interest rates, linkage differentials, currency differentials, rights to grants or loans, an exemption from or rebate on income tax and withholding tax at source - if, pursuant to the conditions of such deposit, the Pledgor would have had such rights). The Pledgor shall bear all the expenses and payments which are customarily charged at that time by the Bank for purposes of performing such action.

     d. Any purchase or sale as referred to in Clause 18(b.2) above shall be effected at the rate prevailing at the Bank, out of amounts in Israeli currency or out of amounts in foreign currency, as the case may be, which stand to the credit of the Pledgor at the Bank or which may be received from the realisation of any collateral which has been given or may be given to the Bank by the Pledgor.

     The expression "the rate prevailing at the Bank" - means - in respect of any purchase of foreign currency for the Pledgor's account - the highest rate for cheques and transfers at which the Bank sells the relevant foreign currency, at the relevant time, to its customers in consideration for Israeli currency, plus exchange commission and any tax, levy, compulsory payments or other payments, and so forth, and in respect of any sale of foreign currency out of the Pledgor's account, the lowest rate, for cheques and transfers, at which the Bank buys the relevant foreign currency, at the relevant time, from its customers in consideration for Israeli currency, less exchange commissions and any tax, levy, compulsory payments or other payments, and so forth.

19. The Bank shall be entitled at any time debit any account belonging to the Pledgor with any amount which is due and/or may be due from the Pledgor in any manner, and to apply any amount it may receive from the Pledgor or for the Pledgor to the credit of such account as it deems fit, and to transfer any amount which it may place to the credit of the Pledgor to any other account as it deems fit.

20. The Pledgor confirms that the books and accounts of the Bank are acceptable to it, and will be deemed to be correct and will serve as prima facie proof against it with regard to all details therein, and inter alia with respect to the calculation of the Amounts Secured, details of promissory notes, guarantees and other forms of collateral and any other matter connected with this Debenture.

21. The Bank will be entitled, in its sole discretion, to accept or to refuse to receive orders or notices of any sort that are given to it verbally, by telephone or by facsimile or in any other manner which is not in reliable and/or in clear and legible writing. Should the Bank agree to act pursuant to the Pledgor's instructions other than according to an instruction in writing in the ordinary course, the Pledgor assumes all responsibility for any mistake, misunderstanding or contradiction, and damage and/or loss and/or breach which may be caused as a result of such instructions being given.

22. Without derogating from the other provisions of this Debenture, any waiver, extension of time, indulgence, silence, failure to take action (hereinafter
     - Waiver)
     by the Bank in respect of non-compliance or partial compliance or incorrect compliance with any of the obligations of the Pledgor pursuant to this Debenture, will not be deemed to be a Waiver on the part of the Bank in respect of any rights, but merely as acquiescence limited to the specific occasion in relation to which it is given. Any waiver the Bank may grant to any party to a bill of exchange which the Bank may hold as security for the Amounts Secured, will in no way affect the Pledgor's obligations.

23.  a.   In each of the cases specified in Clause 17 above, the Bank will be entitled to utilise any means it deems fit in order to recover the Amounts Secured and to realise all its rights pursuant to this Debenture, including a realisation of the Property Charged, in whole or in part, and to apply the proceeds thereof to the discharge and liquidation of the Amounts Secured, without the Bank being obliged first to realise guarantees or other collateral security, in the event that the Bank has any;

     b. Should the Bank decide to realise the securities, bills of exchange and other negotiable instruments, notice of three days in advance regarding the steps the Bank intends taking shall be deemed to be a reasonable time for purposes of Section 19(b) of the Pledge Law, 5727-1967, or any legal provision which may come in its stead;

     c. The Bank shall be entitled, as attorney and agent for the Pledgor, and for purposes of this clause the Pledgor irrevocably appoints the Bank as its attorney and agent, to sell the Property Charged, or portion thereof, by public auction or otherwise, itself or through others, for cash or in instalments or otherwise, at such price and on such conditions according to the Bank's absolute discretion, and the Bank may, itself or through the court or through the Execution Office, realise the Property Charged or any other property, inter alia, by the appointment of a receiver or a receiver and manager on behalf of the Bank, who shall, amongst his other powers and authorities, be entitled:

          1) To take possession of all the Property Charged, or portion thereof.

          2) To manage and conduct the Pledgor's business or to participate in the management thereof, as he sees fit.

          3) To sell or to agree to sell the Property Charged, in whole or in part, to transfer it or to agree to transfer it in any other manner, on such conditions as he shall see fit.

          4) To make any other arrangement in relation to the Property Charged, or any portion thereof, as he shall see fit.

     d. All the income which is received by the receiver, or the receiver and manager, from the Property Charged, as well as any consideration that may be received by the Bank and/or by the receiver, or the receiver and manager, from the sale of the Property Charged or portion thereof, shall be applied according to the following order of priority:

          1) For liquidation and discharge of all the expenses which have been incurred and will be incurred in connection with recovery of the Amounts Secured, including the expenses of the receiver, or the receiver and manager, and his remuneration in an amount to be fixed by the Bank or as shall be approved by the court or the Execution Office.

          2) For the liquidation and discharge of the Amounts Secured which will be due to the Bank as a result of the conditions of linkage, interest, damages, commissions, bank charges and expenses which are due and may be due to the Bank in accordance with this Debenture.

          3) For the liquidation and discharge of tie principal of the Amounts Secured, or any other order of application as may be decided by the Bank.

24. If at the time of sale of the Property Charged the due date for payment of the Amounts Secured, or portion thereof, has not yet arrived, or if the Amounts Secured, or portion thereof, are due to the Bank only conditionally, the Bank shall be entitled to recover out of the proceeds of the sale an amount which is sufficient in order to cover the Amounts Secured, and the amount which is collected and which has not yet been applied in liquidation and discharge of the amounts referred to in Clause 15(d) above, will be encumbered in favour of the Bank as security for the Amounts Secured and shall remain in the possession of the Bank until the discharge and liquidation thereof.

Nature of the collateral

25. The collateral which has been given and/or may be given to the Bank in accordance with this Debenture is continuing security and shall remain in force until the Bank gives confirmation in writing that this Debenture has been cancelled.

26. If other collateral security or guarantees have been given or will be given to the Bank for payment of the Amounts Secured, each such form of collateral security or guarantees will be independent of one another.

27. Should the Bank compromise or grant an extension of time or indulgence to the Pledgor, or should the Bank alter any of the Pledgor's obligations in connection with the Amounts Secured, or release or waive other collateral or guarantees, these acts shall not alter the nature of the collateral to which this Debenture applies and all the Pledgor's collateral and obligations to which this Debenture applies shall remain in full force.

28. The Bank may deposit the collateral which has been delivered or may be delivered in accordance with this Debenture, or portion thereof, in the hands of a bailee who shall be chosen by the Bank in its discretion, and at the Pledgor's expense, and it may replace the bailee from time to time; the Bank may also register the aforesaid collateral, in whole or in part, with any competent authority according to any law and/or in any public register.

Right of transfer

29. The Bank may, at any time in its discretion, without requiring the Pledgor's consent, transfer this Debenture or be rights pursuant hereto, to another, including the collateral, in whole or in part, and any transferee shall also be entitled to transfer the aforesaid rights to another, without requiring additional consent from the Pledgor. The transfer may be made by endorsement at the foot hereof or on the back of this Debenture, or in any other manner the Bank and the transferee shall deem fit.

Notice regarding reservation

30. The Pledgor undertakes to notify the Bank in writing with regard to any reservation or objection it may have, if any, in connection with any account, condensed account, certificate or notice of any sort it may receive from the Bank, including receipt of information through "Adken". If the Pledgor does not express reservation or does not object within 21 days from tie date of sending the account, the condensed account, the certificate, or the aforesaid notice, the Bank will be entitled to deem the Pledgor to have confirmed the correctness thereof.

Expenses

31. All the expenses connected with this Debenture (as set forth in the Bank's tariff as in force from time to time), including bank commission for the drawing of documents in respect of credit facilities and collateral security, stamp duty and registration of documents, costs of realisation of the collateral and the taking of recovery proceedings (which shall include the fees of the Bank's attorney), insurance, safe-keeping, holding and repair of the Property Charged, shall be paid by the Pledgor to the Bank upon the Bank's first demand, together with interest at the maximum rate from the date of the demand and up to the date of full payment thereof. Until payment thereof, all the aforesaid expenses, plus interest thereon, shall be secured by this Debenture. The Bank shall be entitled to debit the Pledgor with the aforesaid expenses and the interest thereon.

Interpretation

32.  In this Debenture - (a) the singular includes the plural, and vice versa;
     (b) the masculine includes the feminine, and vice versa; (c) "the Bank" means - Bank Hapoalim B.M. and each of the branches of the Bank which exists at the date of this Debenture and/or which may be opened at any place in the future, its transferees and substitutes and the Bank's successors-in-title; (d) "bills of exchange" mean - promissory notes, negotiable instruments, cheques, undertakings, guarantees, collateral, drafts, bills of lading, bills of deposit, and any other negotiable documents; (e) "interest at the maximum rate" means: interest at the maximum rate prevailing at the Bank for the time being, and from time to time, in respect of excesses and defaults on overdraft accounts or on current accounts, whichever is the higher; (f) "change in structure" means, with regard to the Pledgor, a merger or split (within the meaning of these terms in Part E2 of the Income Tax Ordinance or any other legal provision which tray come in its stead), and the transfer of assets in consideration for shares, either in accordance with the aforesaid Part E2, or otherwise; (g) the headings to clauses have been inserted solely as place finders and no use shall be made thereof in the interpretation of this Debenture; (h) the preamble to this Debenture constitutes an integral part hereof.

Notices and warning notices

33. Any notice which is sent via the post by the Bank to the Pledgor by registered or ordinary mail, according to the address recorded above, or according to the address of the registered office of the Pledgor, or according to another address of which the Pledgor has notified the Bank in writing, shall be deemed to be lawful notice received by the Pledgor within 72 hours from the time the letter containing the notice was despatched. A declaration in writing by the Bank shall serve as evidence as to the date of sending of the notice. Any notice which may be given to the Pledgor in any other way shall be deemed to have been received by them at the time it was given or at the time of its publication.

Substantive law and venue of jurisdiction

34.  a.   This Debenture shall be interpreted in accordance with the laws of the State of Israel.

     b. The sole venue of jurisdiction for purposes of this Debenture is hereby fixed as the competent court nearest to the place of signing of this Debenture, or the competent court in one of the following cities:
          Jerusalem, Tel Aviv-Jaffa, Haifa, Beershev a or Nazareth.

Special Conditions

IN WITNESS WHEREOF THE PLEDGOR HAS HEREUNTO SIGNED:


                            ( - ) Riza Holdings Ltd.
                           --------------------------
                               Riza Holdings Ltd.

                                  APPENDIX "A"


Bank Hapoalim B.M.

Schedule of the Assets Charged

By: Arwell Holdings Ltd.

In favour of Bank Hapoalim B.M.

-------|------------------------------------------------------------------------
 No.   |                              Description
-------|------------------------------------------------------------------------
1.     |  11,853,214 ordinary shares of NIS 1 nominal value each of Macpell
       |  Industries Ltd. (hereinafter:  "the Company"), numbered in the books
       |  of the Company as follows:
-------|------------------------|-----------------------|-----------------------
       |        From Number     |        To Number      |     Certificate No.
       |        -----------     |        ---------      |     ---------------
-------|------------------------|-----------------------|-----------------------
       |                1       |         8,697,433     |            97
       |        8,864,259       |         9,464,823     |            98
       |        9,600,996       |        10,638,457     |            99
       |       10,660,501       |        11,196,163     |           103
       |       11,287,095       |        11,957,863     |           104
       |       13,750,001       |        13,801,956     |           105
       |       14,025,001       |        14,237,158     |           106
       |       14,398,543       |        14,445,750     |           107
-------|------------------------------------------------------------------------
2. | All the dividends which will be paid and/or will be payable in respect | of or in accordance with the aforesaid shares at any time whatsoever, | commencing from the date of signing of this Deed of Pledge.
-------|------------------------------------------------------------------------
3.     |  All the shares and stock (including all the dividends which will be
       | paid and/or will be payable in respect of or in accordance therewith) | (hereinafter: "the Other Shares") and all the rights and funds and
       |  assets which will be due or will be issued in lieu of the aforesaid
       |  shares and/or in respect thereof and/or in accordance therewith, as
       |  bonuses, benefits, preferential rights or otherwise.
-------|------------------------------------------------------------------------
4. | All the rights in the Company and as against it, which the law and/or | the Memorandum and/or the Articles of the Company confer and will
       |  confer on the Pledgor in respect of and in accordance with the
       |  aforesaid shares and/or the Other Shares.
--------------------------------------------------------------------------------